POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that the undersigned officers and directors of Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (the “Fund”), a Maryland Corporation, hereby appoints Donald F. Crumrine, Robert M. Ettinger, R. Eric Chadwick and Chad Conwell, (with full power to act alone) his true and lawful attorney to execute in his name, place and stead and on his behalf any and all amendments to the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all supplements thereto, as well as any and all exhibits and other documents necessary or desirable to be done in the premises in all capacities authorized by the Board of Directors for such persons to provide or perform with respect to the Fund, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorneys.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 17th day of April, 2013.

Signature		Title

/s/	Donald F. Crumrine	Chairman of the Board and Chief Executive
Donald F. Crumrine		Officer (principal executive officer)

/s/	R. Eric Chadwick	Chief Financial Officer, Vice President and
R. Eric Chadwick		Treasurer (principal financial officer)

/s/	David Gale	Director
David Gale

/s/	Morgan Gust	Director
Morgan Gust

/s/	Karen H. Hogan	Director
Karen H. Hogan

/s/	Robert F. Wulf	Director
Robert F. Wulf